As filed with the Securities and Exchange Commission on February 11, 2026

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

CNFinance Holdings Limited

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

22/F, South Finance Center, No. 6 Wuheng Road

Tianhe District, Guangzhou City, Guangdong Province

People’s Republic of China

+86-20-62316688

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168, U.S.A.

+1 800-221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Longhao Wang, Esq.

LW Legal LLC

150 S. Wacker Suite 2400

Chicago, IL 60606

+1 718-200-9474

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process to replace our prior registration statement (File No. 333-259304) (the “Prior Registration Statement”) that is scheduled to expire on February 15, 2026, in accordance with applicable SEC regulations. Pursuant to Rule 415(a)(5) under the Securities Act, by filing this registration statement, the Company may continue to issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this registration statement or (ii) 180 days after February 15, 2026. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

This registration statement contains a base prospectus for the purpose of implementing a “shelf” registration process. The base prospectus immediately follows this explanatory note and covers the offering, issuance and sale by us of up to $30,000,000 of our Class A ordinary shares. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 11, 2026

PROSPECTUS

$30,000,000

CNFinance Holdings Limited

Class A Ordinary Shares

We may offer Class A ordinary shares, par value $0.0001 per share, including Class A ordinary shares represented by American depositary shares, or ADSs, from time to time. Each ADS represents 200 Class A ordinary shares. When we decide to sell securities, we will provide specific terms of the offered securities, including the offering prices of the securities, in a prospectus supplement. The securities offered by us pursuant to this prospectus will have an aggregate public offering price of up to $30,000,000.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

The securities covered by this prospectus may be offered and sold from time to time in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents, if any, involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 51 of this prospectus.

The ADSs are traded on the New York Stock Exchange, or the NYSE, under the symbol “CNF.” As of February 10, 2026, the last reported sale price for the ADSs was $5.64 per ADS. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the Securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investors in the ADSs are purchasing equity securities of a Cayman Islands holding company rather than equity securities of its subsidiaries that have substantive business operations in China. The securities offered in this prospectus are securities of our Cayman Islands holding company, not of its operating subsidiaries or their consolidated affiliated entities. Investors of the Company’s ADSs may never hold equity interests in our PRC operating subsidiaries or their consolidated affiliated entities. CNFinance Holdings Limited is not a Chinese operating company but a Cayman Islands holding company with operations conducted by its subsidiaries based in China, in particular, Shenzhen Fanhua United Investment Group Co., Ltd., Guangzhou Heze Information Technology Co., Ltd., and their subsidiaries and consolidated affiliated entities. Such structure involves unique risks to investors in the ADSs. For risks associated with this structure, see “Risk Factors—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have material and adverse effect on our ability to conduct our business” and “—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our public offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” As used in this prospectus, “CNFinance” refers to CNFinance Holdings Limited, a Cayman Islands exempted company with limited liability, and “we,” “us,” “our company,” or “our” refers to CNFinance Holdings Limited and its subsidiaries and consolidated affiliated entities, including but not limited to Shenzhen Fanhua United Investment Group Co., Ltd. and Guangzhou Heze Information Technology Co., Ltd., as a group.

With a holding company structure, we rely principally on dividends from our PRC subsidiaries for cash requirements, including any payment of dividends to our shareholders.  If any of our subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. As of the date of this prospectus, none of the PRC subsidiaries have issued any dividends or distributions to respective holding companies, including CNFinance, or any investors. In 2022, 2023 and 2024, CNFinance has not transferred any cash proceeds to any of its PRC subsidiaries. In the future, cash proceeds raised from overseas financing activities, including an offering under this prospectus, may be transferred by CNFinance, the Cayman holding company, through China Financial Services Group Limited, our Hong Kong subsidiary, to our PRC subsidiaries, via capital contribution and shareholder loans, as the case may be. As of the date of this prospectus, we do not have cash management policies in place that dictate how funds are transferred between CNFinance, our subsidiaries and their consolidated affiliated entities, and the investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. For details of the typical structure of cash flows through our organization, see “Holding Company Structure” on page 3 of this prospectus.

We face various legal and operational risks and uncertainties related to being based in and having the majority of our operations in China. The PRC government has authority to regulate, or exert influence on the ability of a company based in China, such as ours, to conduct its business, accept foreign investments or list on a U.S. or other foreign exchanges. We face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy. For example, recent regulatory actions undertaken by China’s government, including the enactment of China’s new Data Security Law, amended Cybersecurity Review Measures, Personal Information Protection Law, and any other future laws and regulations may require us to incur significant expenses and could materially affect our ability to conduct our business, accept foreign investments or list on a U.S. or foreign exchange. Such risks could result in a material adverse change in our operations and/or the value of the ADSs or could significantly limit or completely hinder our ability to offer or continue to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, see “Risk Factors—Risks Related to Doing Business in China” on pages 13 to 28 of this prospectus.

Additionally, trading in our securities on U.S. markets, including the NYSE, may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the Public Company Accounting Oversight Board (the “PCAOB”) issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Chinese Mainland and Hong Kong (the “2021 Determinations”), including our auditor. On May 26, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with the filing of our 2021 Form 20-F. The inability of the PCAOB to conduct inspections in the past also deprived our investors of the benefits of such inspections. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in Chinese Mainland and Hong Kong in 2022. The PCAOB vacated its previous 2021 Determinations accordingly. As a result, we do not expect to be identified as a Commission-Identified Issuer under the HFCAA in the near future.

However, whether the PCAOB will continue to be able to satisfactorily conduct inspections and investigations of PCAOB-registered public accounting firms headquartered in Chinese Mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in Chinese Mainland and Hong Kong in the future. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the Chinese Mainland and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in Chinese Mainland and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a “Commission-Identified Issuer” under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited under the HFCAA. For details, see “Risk Factors—Risks Related to Doing Business in China— The predecessor accounting firm that prepared the audit reports incorporated in this prospectus by reference, like other independent registered public accounting firms operating in China, was historically not permitted to be subject to inspection by the PCAOB, and consequently, investors were deprived of the benefits of such inspection in the past. Trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our auditor, and as a result, U.S. national securities exchanges, such as the NYSE, may determine to delist our securities.” on page 26 of this prospectus.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3.D of our most recent annual report on Form 20-F incorporated by reference in this prospectus, the “Risk Factors” beginning on page 13 of this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $30,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

●	“ADSs” refers to the American depositary shares, each representing 200 of our Class A ordinary shares;

●	“China” or “the PRC” refers to the People’s Republic of China, including Hong Kong and Macau and, only for the purpose of this prospectus, excluding Taiwan; the only instances in which “China” or “the PRC” do not include Hong Kong or Macau are when used in the case of laws and regulations, including, among others, tax matters, adopted by the People’s Republic of China; the legal and operational risks associated with operating in China also apply to our operations in Hong Kong;

●	“Class A ordinary share” refers to our Class A ordinary shares, par value US$0.0001 per share;

●	“Class B ordinary share” refers to our Class B ordinary shares, par value US$0.0001 per share;

●	“contractual interest rate” refers to the interest rate prescribed under loan agreements;

●	“CNFinance, “the Company”, or “the Group” refers to CNFinance Holdings Limited, a Cayman Islands exempted company with limited liability;

●	“Credit Risk Mitigation Position” or “CRMP” refers to the amount contributed by the sales partners equal to 5% to 25% of the loans issued to the borrowers introduced by the sales partners to share the credit risk with the Company;

●	“delinquency ratio” of a particular date refers to total balance of outstanding loan principal for which any installment payment is one or more days past-due as a percentage of the outstanding loan principal as of the date;

●	“effective interest rate” refers to the annualized internal rate of return based on initial outlay of loan principal, initial inflow of financing service fees (if applicable) and expected monthly inflow of repayments;

●	“effective sales partners” refers to the sales partners who have introduced at least one borrower since inception to us that was approved by our trust company partners for loan facilitation;

●	“leverage ratio” refers to the ratio of total assets to total shareholders’ equity;

●	“charge-off ratio” refers to the ratio of charge-offs during a period over the average beginning and ending balances of outstanding loan principal of the same period;

●	“loan-to-value ratio” or “LTV ratio” refers to the ratio of loan amount to the value of asset collateral; the loan amount is calculated as the amount of all outstanding loans to be secured by the collateral;

●	“NPL” refers to a loan being delinquent for over 90 days;

●	“NPL provision coverage ratio” of a particular date refers to amount of allowance for loan principal, interest and financing service fee receivables as a percentage of the outstanding balance of NPL principal as of the date;

●	“NPL ratio” as of a particular date represents total balance of outstanding loan principal for which any installment payment is over 90 calendar days past-due as a percentage of the outstanding loan principal as of the date;

●	“shares” or “ordinary shares” refer to our Class A ordinary shares and Class B ordinary shares, par value US$0.0001 per share;

●	“Pearl River Delta region” refers to Dongguan, Zhongshan, Foshan, Guangzhou, Huizhou, Jiangmen, Shenzhen, Zhuhai and Zhaoqing;

●	“quick disposal plans” refers to the mechanisms that we utilize to quickly dispose of delinquent loans or collateral to recover potential losses, including selling the delinquent loans to third parties or disposal of collateral without going through judicial proceedings;

●	“RMB” or “Renminbi” refers to the legal currency of the People’s Republic of China;

●	“senior units” refers to the senior units and intermediate units, if applicable, in a trust plan;

●	“structural leverage ratio” refers to the ratio of the total amount of senior units and subordinated units; intermediate units are included as senior units for the purpose of calculation;

●	“Tier 1 cities” refers to Beijing, Shanghai, Shenzhen and Guangzhou;

●	“Tier 2 cities” refers to Dongguan, Foshan, Nanjing, Nanchang, Nantong, Xiamen, Hefei, Dalian, Tianjin, Changzhou, Xuzhou, Huizhou, Chengdu, Wuxi, Kunming, Hangzhou, Wuhan, Ji’nan, Zhuhai, Shijiazhuang, Fuzhou, Suzhou, Xi’an, Zhengzhou, Chongqing, Changsha, Qingdao, Shaoxing, Ningbo, Wuxi, Harbin, Changchun, Nanning, Wenzhou, Quanzhou, Guiyang, Taiyuan, Jinhua, Yantai, Jiaxing, Taizhou, Zhongshan, Baoding, Lanzhou and Langfang;

●	“total operating income” refers to the sum of (i) net interest and fees income after collaboration cost and (ii) total non-interest income;

●	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States;

●	“we,” “us,” “our company,” “the Company,” “the Group,” and “our” refer to CNFinance Holdings Limited, a Cayman Islands exempted company with limited liability and its subsidiaries and consolidated affiliated entities, including but not limited to Shenzhen Fanhua United Investment Group Co., Ltd. and Guangzhou Heze Information Technology Co., Ltd., as a group; and

●	“Yangtze River Delta region” refers to Shanghai, Nanjing, Nantong, Hefei, Yixing, Changzhou, Yangzhou, Wuxi, Hangzhou, Jiangyin, Taizhou, Shaoxing, Suzhou, Jiaxing and Zhenjiang..

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We present our financial results in RMB. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. On December 31, 2025, the noon buying rate for Renminbi was RMB6.9931 to US$1.00, the exchange rate as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System.

Prospectus Summary

Company Overview

We are a leading home equity loan service provider in China. We, through our operating subsidiaries in China, conduct business by connecting demands and supplies through collaborating with sales partners and trust companies as well as commercial banks. Our sales partners are responsible for recommending micro- and small-enterprise (“MSE”) owners with financing needs to us and we introduce eligible borrowers to licensed financial institutions with sufficient funding sources including trust companies and commercial banks who will then conduct their own risk assessments and make credit decisions. We have established a national network of 52 branches and sub-branches in over 50 cities in China. In 2022, 2023 and 2024, we originated home equity loans with an aggregate principal amount of RMB14.7 billion, RMB17.3 billion and RMB9.8 billion, representing a decrease of 33.3% and 43.4% as compared to 2022 and 2023, respectively.

Our primary target borrower segment is MSE owners who own real properties in Tier 1 and Tier 2 and other major cities in China. We originated home equity loans for 23,923, 23,910 and 12,912 (including 1,566 under the commercial bank partnership model) borrowers in 2022, 2023 and 2024, respectively. These MSE owners typically have quick cash flow turnover from their business operations with high demand for working capital. Their financing needs are often unpredictable, time-sensitive and frequent. We believe our target borrowers are underserved by traditional financial institutions due to various reasons. Traditional financial institutions often impose stringent and inflexible loan application requirements designed for large corporations, making it difficult for MSE owners to meet such requirements. In addition, time-consuming and cumbersome requirements often limit MSE owners’ ability to meet their imminent financing needs. Moreover, unlike in the United States where home equity loans commonly serve as a financing alternative, traditional lenders in China, such as large commercial banks, typically do not grant loans secured by second lien interests and are generally less incentivized to introduce innovative home equity loan products.

We aim to serve our target borrowers by facilitating home equity loans and providing tailored services. Our standardized and integrated online and offline credit application and assessment process shorten the time of loan disbursement, providing expeditious financing solutions to MSE owners. We offer home equity loans to MSE owners that allow them to repay only the interests by installments and repay the full principal amount when due. In addition, we also facilitate home equity loans to MSE owners in the form of installment loans with a tenor typically ranging from one to three years, assisting borrowers’ short-term and long-term business planning. In 2022, 2023 and 2024, the average tenor of the home equity loans we originated was 12, 12 and 12 months with the weighted average effective interest rate (inclusive of interests and financing service fees, if applicable, payable by the borrowers) of 17.2%, 16.9% and 16.6% per annum, respectively. Such loan products are secured by first or second lien interests on real properties. 60.6%, 62.9% and 57.1%, of our total home equity loan origination volume in 2022, 2023 and 2024, respectively, was secured by second lien interests. Depending on the value of the collateral and the creditworthiness of the borrower, we offer flexible loan principal typically ranging from RMB100,000 to RMB5,000,000.

Our risk mitigation mechanism is embedded in the design of our loan products, supported by an integrated online and offline process focusing on risks of both borrowers and collateral and further enhanced by effective post-loan management procedures. Our business infrastructure supports our operations by providing various offline services, such as on-site visits, interaction with local real property bureau and debt collection. Collateral for loans we facilitate is geographically dispersed in Tier 1 and Tier 2 and other major cities in China. We offer home equity loan products that allow borrowers to repay only the interests by installments and repay the full principal amount when due. In addition, we also provide home equity loan products that require monthly payments comprising principal and interests repayments, which permits us to assist our trust company partners to monitor borrowers’ credit status. Our practical risk assessment focuses on both credit risks of borrowers and quality of the collateral. We have also established strict guidelines on the characteristics and quality of collateral, including, among others, an LTV ratio capped at 70%.

Through trust lending model we collaborate with our trust company partners, who are well-established trust funds in China with sufficient funding sources and have licenses to engage in lending business nationwide. This structure provides us with stable funding sources. Under the trust lending model, our trust company partners set up trust plans and acquire funding from their investors. Trust plans are typical investment vehicles in which investors participate by subscribing to trust units and receive a return as set out in subscription agreements. Each trust plan issues multiple trust products which are funded with senior and subordinated units at a pre-determined ratio with a term of one to three years. The loans funded by the trust products, however, have terms typically ranging from one to three years. For details of matching our funding sources and loans we facilitate, please refer to “Item 4. Information on the Company—B. Business Overview—Our Products—Matching of Terms of Funding Sources and Loans” in our most recent annual report on Form 20-F incorporated by reference in this prospectus. The contractual ratio of the senior units and subordinated units of trust plans or products is determined pursuant to our collaboration agreements with our trust company partners, which set the upper limit to such ratio at a range of no higher than 3:1. Please refer to “Item 4. Information on the Company—B. Business Overview—Our Products—Terms of the Trust Plans” and “Item 4. Information on the Company—B. Business Overview—Our Products—Trust Lending—Funding Partners” in our most recent annual report on Form 20-F incorporated by reference in this prospectus for detailed discussion. As part of the collaboration we have with our trust company partners, we are required to subscribe to all of the subordinated units under most trust plans. By subscribing to subordinated units, we are entitled to the residual value from trust plans after certain payments to senior unit holders, trust company partners and third-party service providers. Payments to senior unit holders consist of expected investment returns which are usually paid quarterly and principal amounts which are repaid upon borrowers’ payments of underlying loans. We as subordinated unit holders are paid each quarter after the quarterly payment of interest returns to senior unit holders and upon maturity after the payment of principal amounts to senior unit holders. Our financing costs for the senior units, excluding the trust administrative fees, ranged from 6.9% to 8.7% per annum of the issuance number of senior units in 2024, and our financing costs for subordinated units under repurchase arrangements with financial institutions was 8.0% to 13.8% per annum of the transfer prices for such subordinated units in 2024. Our cost of the subordinated units as measured by the investment amount was RMB2,627.4 million, RMB2,377.2 million and RMB1776.2 million (US$246.2 million), as of December 31, 2022, 2023 and 2024, respectively. Our investment return from the subordinated units was RMB381.3 million, RMB495.9 million and RMB478.1 million (US$66.3 million) in 2022, 2023 and 2024, respectively. We are designated as the service provider and provide post-loan services such as payment monitoring, debt collection and release of collateral as the need arises. We receive a performance-based service fee up to 5% per annum of the size of the trust plan charged to the trust plans for the services we provide.

In December 2018, we introduced our collaboration model to optimize our collaboration with trust companies. Sales partners recommend borrowers to us by direct cooperation with us or joining limited partnerships. By contributing an amount equal to 5% to 25% of the loans issued to the borrowers introduced by them, sales partners receive incentive fees upon a pre-agreed schedule and other conditions. For details, please refer to “Item 4. Information on the Company—B. Business Overview—Our Products—Collaboration Model” in our most recent annual report on Form 20-F incorporated by reference in this prospectus.

In order to diversify our financing channels to better serve the demands of MSE owners with credible funding sources, we started to collaborate with commercial banks in 2021. Under this commercial bank partnership model, we recommend borrowers to commercial banks who are responsible for reviewing and approving the loan. We provide loan facilitation services including introducing borrowers, initial credit assessment, facilitating loans from the banks to borrowers, and providing technical assistance, and assist commercial banks with post-loan managements. We charge a service fee equal to a pre-agreed percentage of each loan we introduce for our afore-mentioned loan facilitation services. We provide guarantees against the potential defaults and such contractual guarantee arrangement is underwritten by the guarantor company to which we provide back-to-back guarantee at request. For details, please refer to “Item 4. Information on the Company—B. Business Overview—Our Products—Commercial Bank Partnership” in our most recent annual report on Form 20-F incorporated by reference in this prospectus.

We acquire our borrowers primarily through our sales partners. Through our sales partners and our established network and branch offices, we reach prospective MSE borrowers and assess their creditworthiness and value of collaterals, and if these borrowers meet our requirements, we refer them to our trust company and commercial bank partners who make their own independent credit assessment and decisions before directly lending to qualified borrowers. We help trust companies and commercial banks sign loan agreements with borrowers directly, and assist borrowers in pledging collateral for the benefit of trust companies and commercial banks.

In 2022, 2023 and 2024, over 95.0% of our borrowers were introduced to us by our sales partners under the trust lending model. For details, please refer to “Item 4. Information on the Company—B. Business Overview—Our Products—Collaboration Model” in our most recent annual report on Form 20-F incorporated by reference in this prospectus. In 2022, 100.0% of borrowers introduced to commercial banks were acquired through local channel partners including corporate and individual offline channels and telemarketing companies. In 2023, we started to introduce sales partners under the commercial bank partnership model. As the result, 99.1% of borrowers introduced to commercial banks were acquired through sales partners, and 0.9% of borrowers introduced to commercial banks were acquired through local channel partners in 2024.

To a lesser extent, we also had a direct lending model through which we lend directly under our small loan licenses to borrowers with our own funding or funding we acquire from transfer of rights to earnings in loans principal, interest and financing service fee receivables to third parties with a repurchase arrangement.

For details of our repurchase agreements with third parties under both the trust lending and direct lending models, please refer to “Item 4. Information on the Company—B. Business Overview—Our Products—Funding Sources” and “Item 4. Information on the Company—B. Business Overview—Our Products—Small Loan Direct Lending” in our most recent annual report on Form 20-F incorporated by reference in this prospectus. We generally rely on and will continue to rely primarily on our trust lending model and commercial bank partnership model, which are supplemented with our direct lending model.

Corporate History

We started our operations in 1999 through Fanhua Chuang Li Information Technology (Shenzhen) Co., Ltd., which became our onshore holding company of the main operating subsidiaries in the PRC. In 2000, we formed our wholly owned Hong Kong subsidiary, China Financial Services Group Limited (“CFSGL”), as the offshore holding company of our PRC subsidiaries. In 2006, we were spun off from Fanhua Inc., a company listed on NASDAQ (symbol: FANH), and formed Sincere Fame International Limited (“SFIL”) under the laws of British Virgin Islands as the holding company of CFSGL. In January 2014, CNFinance Holdings Limited was incorporated under the laws of Cayman Islands. CNFinance Holdings Limited became our holding company through share exchanges with the shareholders of SFIL in March 2018. We conduct our business in the PRC primarily through Shenzhen Fanhua United Investment Group Co., Ltd., Guangzhou Heze Information Technology Co., Ltd., and their subsidiaries and consolidated affiliated entities.

In November 2018, we completed an initial public offering in the United States. On November 7, 2018, our ADSs were listed on the New York Stock Exchange under the symbol “CNF.” In November 2024, we changed our corporate name from “CNFinance Holdings Limited 泛華金融控股有限公司” to “CNFinance Holdings Limited 深泛联控股有限公司”. In December 2025, our authorized share capital was redesignated and increased to $2,000,000 divided into 18,000,000,000 Class A ordinary shares and 2,000,000,000 Class B ordinary shares.

Holding Company Structure

CNFinance Holdings Limited is a holding company with no operations of its own. It conducts substantially all of its operations in China primarily through its subsidiaries in China, in particular Shenfanlian Investment Group Co., Ltd. (formerly known as Shenzhen Fanhua United Investment Group Co., Ltd.), Guangzhou Heze Information Technology Co., Ltd., and their subsidiaries and consolidated affiliated entities, and substantially all of its assets and operations are located in China. With a holding company structure, we principally rely on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. If these subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

In 2022, 2023 and 2024, CNFinance has not transferred any cash proceeds to any of its PRC subsidiaries. For instance, cash proceeds raised from overseas financing activities, may be transferred by CNFinance through China Financial Services Group Limited, our Hong Kong subsidiary, to Fanhua Chuangli Information Technology (Shenzhen) Company Limited (“Fanhua Chuangli”), a PRC subsidiary, via capital contribution and shareholder loans, as the case may be. Fanhua Chuangli then will transfer funds to its subsidiaries to meet the capital needs of business operations.

None of our PRC subsidiaries have issued any dividends or distributions to respective holding companies, including CNFinance, or any investors as of the date of this prospectus. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in business operations.

In addition, our subsidiaries in the PRC are only permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with the Accounting Standards for Business Enterprise as promulgated by the Ministry of Finance of the PRC, or PRC GAAP. The aggregate retained earnings for our PRC subsidiaries as determined under the PRC GAAP were RMB2,990.3 million, RMB3,124.3 million and RMB3,169.1 million (US$440.4 million), as of December 31, 2022, 2023 and 2024, respectively.

Pursuant to the law applicable to foreign investment enterprises, our subsidiaries that are foreign investment enterprises in the PRC are required to draw 10% of their profits as the companies’ statutory common reserve, provided that companies with aggregate common reserve of more than 50% of the companies registered capital may elect not to draw any statutory common reserve any more. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of our subsidiary. Appropriation to the other two reserve funds are at our subsidiary’s discretion. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders” in our most recent annual report on Form 20-F incorporated by reference in this prospectus.

As of the date of this prospectus, the majority of our PRC subsidiaries are still required to contribute to general reserve fund and these contributions are not expected to cease in the near term. Appropriation to the other two reserve funds are at our subsidiaries’ discretion. Our PRC subsidiaries did not make any contributions to the enterprise expansion fund or the staff and bonus welfare fund during each period presented. The restricted amounts of our PRC subsidiaries totaled RMB428.4 million, RMB432.6 million and RMB 448.7 million(US$ 62.4 million) as of December 31, 2022, 2023 and 2024, respectively. In addition, ADS holders may potentially be subject to PRC taxes on dividends paid by CNFinance in the event it is deemed as a PRC resident enterprise for PRC tax purposes.

The following diagram illustrates our corporate structure with material subsidiaries as of the date of this prospectus.

Notes:

(1)	Guangzhou Heze Information Technology Co., Ltd. is one of the entities through which we subscribe to subordinated units of trust products.

(2)	Guangzhou Chengze Information Technology Co., Ltd. is one of the entities through which we subscribe to subordinated units of trust products.

(3)	Shenzhen Fanhua United Investment Group Co., Ltd. operates our loan services business through various subsidiaries in the PRC and operates our small loan business through Beijing Fanhua Micro-credit Company Limited and Shenzhen Fanhua Micro-credit Co., Ltd.

An offshore holding company is permitted under PRC laws and regulations to provide funding from the proceeds of offshore fund raising activities to its PRC subsidiaries through loans or capital contributions, and to its consolidated affiliated entities only through loans, in each case subject to the satisfaction of the applicable government registration and approval requirements. As a result, there is uncertainty with respect to our ability to provide prompt financial support to our PRC subsidiaries when needed. For details about the applicable PRC rules that limit transfer of funds from overseas to our PRC subsidiaries, see “Risk Factors—Risks Related to Doing Business in China—PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our public offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” Notwithstanding the foregoing, our PRC subsidiaries may use their own retained earnings (rather than Renminbi converted from foreign currency denominated capital) to provide financial support to our consolidated affiliated entities either through entrustment loans from our PRC subsidiaries or direct loans to such consolidated affiliated entities’ nominee shareholders, which would be contributed to the consolidated affiliated entities as capital injections. Such direct loans to the nominee shareholders would be eliminated in our consolidated financial statements against the consolidated affiliated entities’ share capital.

Furthermore, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (“SAFE”) or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, our PRC subsidiaries may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company, and therefore, our shareholders or investors in the ADSs. In addition, we cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends out of the PRC.

Permits and Permission Required from the PRC Authorities for Our Operations

Under the currently effective PRC laws and regulations, our PRC subsidiaries are required to obtain or complete the following permissions or procedures for their operations: (i) business license for each of our PRC subsidiaries; (ii) certificate of approval for establishment of enterprises with investment of Taiwan, Hong Kong, Macao and overseas Chinese in the People’s Republic of China for our wholly foreign owned enterprise (WFOE); and (iii) the approval of the local financial management authorities in Beijing, Shenzhen and Chongqing to operate microfinance companies. Our PRC subsidiaries have received all requisite permissions as listed above, and none of those permissions have been denied as of the date of this prospectus.

Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we or any of our PRC subsidiaries may be required to obtain additional licenses, permits, filings, or approvals for the business operations in the future. If we or any of our PRC subsidiaries is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. In addition, if we or any of our PRC subsidiaries had inadvertently concluded that such approvals, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires us or any of our PRC subsidiaries to obtain such approval, permits, registrations or filings in the future, we or the relevant PRC subsidiaries may be unable to obtain such necessary approvals, permits, registrations or filings in a timely manner, or at all, and such approvals, permits, registrations or filings may be rescinded even if obtained. Any such circumstance may subject us or the relevant PRC subsidiaries to fines and other regulatory, civil or criminal liabilities, and we or relevant PRC subsidiaries may be ordered by the competent government authorities to suspend relevant operations, which will materially and adversely affect our business operations. For risks relating to licenses and approvals required for our operations in China, see “Risk Factors—Risk Related to Our Business—Any lack of requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations” in our most recent annual report on Form 20-F incorporated by reference in this prospectus.

In addition, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like ours. As advised by our PRC legal advisor, Global Law Office, as of the date of this prospectus, we or our PRC subsidiaries are not required to obtain any approval or permission from the CSRC for us to file the registration statement on Form F-3 of which this prospectus forms a part. However, according to the Overseas Listing Trial Measures and supporting guidelines, we may be required to fulfill the filing procedure with the CSRC and report relevant information within three business days after the completion of subsequent securities offerings pursuant to the prospectus.

However, there are substantial uncertainties as to how PRC governmental authorities will regulate overseas listings and offerings in general and whether we are required to complete any filing or obtain any specific regulatory approval from the CSRC, the CAC or any other PRC governmental authorities for our future overseas securities offerings. If we had inadvertently concluded that such approvals were not required, or if applicable laws, regulations or interpretations change in a way that requires us to complete such filings or obtain such approvals in the future, we may be unable to fulfill such requirements in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to penalties, including fines, suspension of business and revocation of required licenses, significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors—Risks Related to Doing Business in China— The approval of and/or filing with the CSRC or other PRC government authorities may be required in connection with our issuance of securities overseas or maintenance of the listing status of our ADRs, and, if required, we cannot predict whether we will be able to obtain such approval or complete such filing” included elsewhere in this prospectus.

Summary of Risk Factors

Investors in the ADSs are purchasing equity securities of CNFinance Holdings Limited, a Cayman Islands holding company, rather than equity securities of its subsidiaries that have substantive business operations in China. CNFinance conducts its operations and operates its business in China through its PRC subsidiaries, in particular, Shenzhen Fanhua United Investment Group Co., Ltd., Guangzhou Heze Information Technology Co., Ltd., and their subsidiaries and consolidated affiliated entities. Such structure involves unique risks to investors in the ADSs. You should carefully consider all of the information in this prospectus before making an investment in the ADSs. In particular, as CNFinance conducts business through its subsidiaries that have substantive business operations in China, you should pay special attention to sections headed “Recent Regulatory Developments,” “Holding Company Structure,” and “Risks Related to Doing Business in China.”

The PRC government has significant authority to exert influence on the ability of a company based in China, such as ours, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. We face risks associated with regulatory approvals of offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy. For example, in recent years, regulatory actions undertaken by China’s government, including the enactment of China’s new Data Security Law, amended Cybersecurity Review Measures, Personal Information Protection Law, amended Cybersecurity Law, and any other future laws and regulations may require us to incur significant expenses and could materially affect our ability to conduct our business, accept foreign investments or list on a U.S. or foreign exchange.

 The PRC government also has significant oversight and discretion over the conduct of our business and as such may influence our operations at any time, which could result in a material adverse effect on our operations. The PRC government has published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding the industry where we operate, which could adversely affect our business, financial condition and results of operations. For example, the PRC anti-monopoly enforcement agencies have in recent years strengthened enforcement under the anti-monopoly law. Although we do not believe the current anti-monopoly laws and regulations have a material adverse impact on our business and results of operations, any failure or perceived failure by us to comply with the relevant anti-monopoly laws and regulations may result in governmental investigations, enforcement actions or lawsuits and could have an adverse impact on our business and results of operations.

Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like ours. These risks could result in a material change in our operations and the value of our Class A ordinary shares or the ADSs, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Below please find a summary of the principal risks we face, organized under relevant headings.

Risks Related to Our Business

Risks and uncertainties related to our business include, but are not limited to, the following:

●	We have a limited operating history and our business practice continues to evolve, which makes it difficult to evaluate our future prospects.

●	Our credit strengthening services to the trust plans as the subordinated unit holder might be subject to challenges by relevant regulatory authorities, and we may potentially be required to obtain licenses.

●	Our trust company partners operate in a strictly regulated industry. If the practice of our trust company partners, including the cooperation arrangements with us, is challenged under any PRC laws and regulations, our business, financial condition and results of operations would be materially and adversely affected.

●	Our business may be adversely affected if we are unable to secure funding on terms acceptable to us or our borrowers, or at all.

●	We face risks related to natural disasters, health epidemics and other outbreaks of contagious diseases.

●	Our collaboration model with our sales partners might be subject to challenges by relevant regulatory authorities.

●	Some of our funding sources are highly regulated and are subject to the changing regulatory environment. If any of the funding sources is deemed to violate the PRC laws and regulations, we may need to secure new funding-failure of which may result in material and adverse impact on our business, financial condition, results of operations and prospects.

●	Our high leverage ratio may expose us to liquidity risk and we may not have sufficient capital reserve to manage losses.

●	Our business depends on our ability to collect payment on and service the transactions we facilitate.

●	The foreclosure action and enforcement process may be time-consuming, difficult and uncertain for legal and practicable reasons, which could adversely affect our liquidity, business, financial condition and results of operations.

●	Credit and other information that we or our trust company partners or our commercial bank partners receive from prospective borrowers and third parties about a borrower and the collateral may not accurately reflect the borrower’s creditworthiness or the collateral’s fair/recoverable value, which may compromise the accuracy of our and our trust company partners’ credit assessment.

●	We primarily rely on our trust company partners and our commercial bank partners to fund loans to borrowers, which may constitute provision of intermediary service, and our agreements with these partners and borrowers may be deemed as intermediation contracts under the Civil Code of the People’s Republic of China (the “Civil Code”).

Risks Related to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

●	The PRC government has significant oversight over the conduct of our business and as such may influence our operations, which may potentially result in a material adverse effect on our operations.

●	The oversight of the China Securities Regulatory Commission, Cybersecurity Administration of China or other governmental authorities may adversely affect our business and their approval may be required in connection with future offerings of securities overseas or to maintain the listing status of our ADSs, and, if required, we cannot predict whether we will be able to obtain such approval.

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

●	PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our public offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	The collaboration model we have in place with our sales partners to acquire borrowers might be regarded as financial marketing and might face compliance risks.

●	The predecessor accounting firm that prepared the audit reports incorporated in this prospectus by reference, like other independent registered public accounting firms operating in China, was historically not permitted to be subject to inspection by the PCAOB, and consequently, investors were deprived of the benefits of such inspection in the past. Trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our auditor, and as a result, U.S. national securities exchanges, such as the NYSE, may determine to delist our securities.

Recent Regulatory Developments

Cybersecurity Law

On October 28, 2025, the Standing Committee of the National People’s Congress promulgated the Decision on Amending the Cybersecurity Law of the People’s Republic of China, which took effect on January 1, 2026. The amended Cybersecurity Law significantly increases the administrative penalties for cybersecurity violations to align with the Data Security Law and the Personal Information Protection Law. Specifically, for violations that result in serious consequences, the maximum fine for network operators has been raised from RMB 1 million to RMB 10 million, and directly responsible personnel may face fines of up to RMB 1 million. The amended Cybersecurity Law also broadens its extraterritorial jurisdiction, stipulating that any overseas organizations or individuals engaging in data processing or other activities that endanger the cybersecurity of the PRC shall be held legally liable.

Cybersecurity Review Measures

On February 15, 2022, the Cyberspace Administration of China (the “CAC”) published the amended Cybersecurity Review Measures, or the new measures, which amended and superseded the prior version of such measures issued on April 13, 2020. The new measures, among others, stipulate that a network platform operator that has the personal information of more than one million users must apply to the Cybersecurity Review Office (the “CRO”) for a cybersecurity review when it seeks to list overseas. Also, a critical information infrastructure operator (the “CII operator”) when procuring a network product or service, is required to predict any national security risk that may arise after the use of such product or service. If national security will be affected or may be affected, the CII operator shall apply to the CRO for a cybersecurity review.

On August 17, 2021, the State Council issued the Regulations on the Security Protection of Critical Information Infrastructures, which took effect on September 1, 2021. The regulations stipulate that the departments responsible for the security protection of critical information infrastructure (hereinafter referred to as the security protection departments) shall formulate rules for the identification of critical information infrastructure based on the actual situation of the industry and field, and report it to the public security department of the State Council for record. The following factors shall be considered in the formulation of identification rules: (1) the importance of the network facilities and information systems to the core businesses of the industry and area concerned; (2) the damage that may be caused if the network facilities and information systems are under destruction, loss of function or data leakage; and (3) the correlative impact on other industries and areas. The security protection departments shall be responsible for organizing the identification of critical information infrastructure in their respective industries and areas in accordance with the identification rules, timely notify the identification results to the operators and report such results to the public security department under the State Council.

Given the nature of our business and as advised by our PRC legal advisor, Global Law Office, we do not believe that our company is either a “CII operator” or a “network platform operator” who possesses personal information of more than one million users, and therefore are not required to file for a cybersecurity review under the new measures, but we cannot guarantee that the relevant PRC regulatory authority will agree with such conclusion. If our company is deemed to be a CII operator or a network platform operator under such rules, we could be subject to cybersecurity review by the CAC and other relevant PRC regulatory authorities and be required to change our existing practices in data privacy and cybersecurity matters at substantial costs. During such cybersecurity review, we may be required to stop providing services to our customers. If the China Securities Regulatory Commission (“CSRC”) or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for future offerings of securities overseas or to maintain the listing status of our ADSs or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules before our listing that would require us to obtain CSRC or other governmental approvals for future offerings of securities overseas or to maintain the listing status of our ADSs, we may not be able to proceed with future offerings of securities overseas or to the listing of our ADSs on the New York Stock Exchange, and face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from such offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as our ability to complete future offerings of securities overseas or to maintain the listing status of our ADSs.

We also cannot rule out the possibility that certain of our customers may be deemed as CII operators, in which case our products or services or data processing activities, if being deemed as related to national security, will need to be submitted for cybersecurity review before we can enter into agreements with such customers. Before the conclusion of such procedure, the customers will not be allowed to use our products or services. If the reviewing authority considers that the use of our services by certain of our customers involves risk of disruption is vulnerable to external attacks, or may negatively affect, compromise, or weaken the protection of national security, we may not be able to provide our products or services to such customers, which could have a material adverse effect on our results of operations and prospects.

We have not been informed or involved in any investigations or become subject to a cybersecurity review initiated by the CAC based on the new measures, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections to our current NYSE listing status from the CAC as of the date of this prospectus. As there are still uncertainties regarding these new laws and regulations as well as the amendment, interpretation and implementation of existing laws and regulations related to cybersecurity and data protection, we cannot assure you that we will be able to comply with these laws and regulations in all respects. The regulatory authorities may deem our activities or services non-compliant and therefore require us to suspend or terminate our business. We may also be subject to fines, legal or administrative sanctions and other adverse consequences, and may not be able to become in compliance with relevant laws and regulations in a timely manner, or at all.  This may materially and adversely affect our related businesses or face other penalties, our business, financial condition, and results of operations, and harm our reputation. For more information related to risks of cybersecurity review related to our business, please see “Risk Factors—Risks Related to Doing Business in China—Substantial uncertainties exist with respect to the interpretation and implementation of cybersecurity related regulations and cybersecurity review as well as any impact these may have on our business operations” included elsewhere in this prospectus.

CSRC Filing Requirements

On February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies (the “CSRC Filing Notice”), stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and supporting guidelines (the “Listing Guidelines”), collectively the Trial Measures and Listing Guidelines, which came into effect on March 31, 2023.

The Trial Measures provide that an overseas listing or offering securities (which, for the purposes of the Trial Measures, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) is explicitly prohibited under any of the following circumstances: (i) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules of the PRC; (ii) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (iii) the domestic company, its controlling shareholder(s) or the actual controller have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (iv) the domestic company is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (v) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

A filing-based regulatory regime is adopted to regulate both direct and indirect overseas securities offering and listing by the domestic companies under the Trial Measures. Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically, while the indirect overseas offering and listing by domestic companies refers to the offering and listing by a company in the name of an overseas incorporated entity which major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company.

The Trial Measures stipulate that an overseas listing will be determined as “indirect” if the issuer meets both of the following conditions: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies (“Condition I”), and (2) the main parts of the issuer’s business activities are conducted in the PRC, or its main places of business are located in the PRC, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in the PRC (“Condition II”); whether Chinese citizens from Taiwan, Hong Kong, and Macau are included in the foregoing specification is not specified. The determination as to whether or not an overseas offering and listing by PRC domestic companies is indirect shall be made on a “substance over form” basis; the Listing Guidelines further stipulate that if an issuer not satisfying Condition I submits an application for issuance and listing in overseas markets in accordance with relevant non-PRC issuance regulations requiring such issuer to disclose risk factors mainly related to the PRC, the securities firm(s) and the issuer’s PRC counsel should follow the principle of “substance over form” in order to identify and argue whether the issuer should complete a filing under the Trial Measures.

Subsequent securities offerings of an issuer in (i) the same overseas market where it has previously offered and listed securities, and (ii) an overseas market other than one where the issuer has previously offered and listed securities shall be filed with the CSRC within three working days after offerings are completed. Additionally, the Trial Measures stipulate that after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report to the CSRC within three working days after the occurrence and public disclosure of (i) a change of control thereof, (ii) investigations of or sanctions imposed on the issuer by overseas securities regulators or relevant competent authorities, (iii) changes of listing status or transfers of listing segment, and (iv) a voluntary or mandatory delisting.

The CSRC Filing Notice states that, beginning from March 31, 2023, PRC domestic enterprises which have already issued and listed securities overseas and fall within the scope of filing under the Trial Measures shall be considered “existing enterprises” (“Existing Listed Enterprises”). Existing Listed Enterprises are not required to complete filings immediately; rather, Existing Listed Enterprises should complete filings if they are subsequently involved in matters require filings, such as follow-on financing activities, in accordance with the Trial Measures.

As advised by our PRC legal advisor, Global Law Office, as of the date of this prospectus, we or our PRC subsidiaries are not required to obtain any approval or permission from the CSRC for us to file the registration statement on Form F-3 of which this prospectus forms a part. However, according to the Overseas Listing Trial Measures and supporting guidelines, we may be required to fulfill the filing procedure with the CSRC and report relevant information within three business days after the completion of subsequent securities offerings pursuant to the prospectus.

Corporate Information

CNFinance was incorporated in the Cayman Islands in January 2014. We conduct our business in the PRC primarily through Shenzhen Fanhua United Investment Group Co., Ltd., Guangzhou Heze Information Technology Co., Ltd., and their subsidiaries and consolidated affiliated entities. The ADSs, each representing 200 Class A ordinary shares, par value US$0.0001 per share, are currently traded on the New York Stock Exchange under the symbol “CNF.” In November 2024, we changed our corporate name from “CNFinance Holdings Limited 泛華金融控股有限公司” to “CNFinance Holdings Limited 深泛联控股有限公司”. In December 2025, our authorized share capital was redesignated and increased to $2,000,000 divided into 18,000,000,000 Class A ordinary shares and 2,000,000,000 Class B ordinary shares.

Our principal executive offices of our main operations are located at 22/F, South Finance Center, No. 6 Wuheng Road Tianhe District, Guangzhou City, Guangdong Province, People’s Republic of China. Our telephone number at this address is +86 (020) 6231-6688. Our registered office in the Cayman Islands is located at the offices of Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. We have appointed Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States with an offering of securities registered by the registration statement of which this prospectus is a part. Our corporate website is http://www.cashchina.cn/. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

Risk Factors

Investors in the ADSs are purchasing equity securities of a Cayman Islands holding company rather than equity securities of its subsidiaries that have substantive business operations in China. CNFinance Holdings Limited is a Cayman Islands holding company that conducts its operations and operates its business in China through its PRC subsidiaries, in particular, Shenzhen Fanhua United Investment Group Co., Ltd., Guangzhou Heze Information Technology Co., Ltd., and their subsidiaries and consolidated affiliated entities. Such structure involves unique risks to investors in the ADSs.

Accordingly, before making an investment in the ADSs, you should carefully consider:

●	the information contained in or incorporated by reference into this prospectus;

●	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

●	the risks described in our 2021 Form 20-F, on file with the SEC, which is incorporated by reference into this prospectus; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. In particular, as CNFinance is a holding company with no operations of its own, and conducts substantially all of its operations in China primarily through its subsidiaries in China and substantially all of our assets and operations are located in China, you should pay special attention to subsections headed “Recent Regulatory Developments,” “Holding Company Structure,” and “Risks Related to Doing Business in China.” Our actual results could differ materially and adversely from those anticipated in this prospectus. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer, and you may lose all or part of your investment. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Risks Related to Doing Business in the China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past, the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results. Recent international trade tensions, or a severe or prolonged downturn in the Chinese or global economy in general, could materially and adversely affect our business and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. In particular, general economic factors and conditions in China or worldwide, including the general interest rate environment and unemployment rates, may affect micro- and small-enterprise owners’ willingness to seek credit and our partners’ ability and desire to invest in loans. Economic conditions in China are sensitive to global economic conditions. The global financial markets have experienced significant disruptions in the past, including the recent international trade disputes and tariff actions announced by the United States, the PRC and certain other countries, as well as the recent banking turmoil in the United States and European Union. For instance, the U.S. administration has imposed significant amount of tariffs on Chinese goods, and the PRC government has imposed tariffs on certain goods manufactured in the United States. For instance, President Trump has recently escalated his tariff policies, imposing sweeping new tariffs on imports from numerous countries, including China, as part of what Trump describes as a strategy to address trade imbalances and revive domestic manufacturing. The tensions between the United States and China have intensified, marked by the imposition of higher tariffs and retaliatory measures from both sides. While these developments have not directly impacted our business, they could harm the business operations of those suppliers, customers and business partners engaged in exporting goods to these markets, which may ultimately impact our business as well. Additionally, there is no assurance that the list of goods impacted by additional tariffs will not be expanded or the tariffs will not be increased materially. Prolonged trade disputes may disrupt global economic conditions, potentially impacting our business and growth prospects.

There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have also been concerns over unrest in the Middle East and Africa, which have resulted in volatility in financial and other markets. There have also been concerns about the economic effect of the tensions in the relationship between China and surrounding Asian countries. Recently, the Russia-Ukraine war has caused, and continues to intensify, significant geopolitical tensions in Europe and across the globe. The resulting sanctions are expected to have significant impacts on the economic conditions of the targeted countries and markets. The Israeli–Palestinian conflict since October 2023, and potential escalation of hostilities between these countries or regions may further complicate the geopolitical landscape and affect global economy. If present Chinese and global economic uncertainties persist, we may have difficulty in obtaining funding sources to fund the credit utilized by borrowers. Adverse economic conditions could also reduce the number of quality micro- and small-enterprise owners seeking credit from us, as well as their ability to make payments. Should any of these situations occur, the amount of loans facilitated to borrowers and, therefore, our operating income will decline, and our business and financial condition will be negatively impacted. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The recent regulatory development has also imposed challenges to our future business and operations. On August 20, 2020, the Supreme People’s Court announced an amendment to the judicial interpretation of China’s private lending, which reduces the maximum annual interest rate allowed on private lending to four times of the latest one-year loan prime rate (LPR) (the “Amendment”). Although we do not believe we are regulated by the Amendment as a loan facilitator in collaboration with licensed trust company partners, our trust company partners have voluntarily adjusted the interest rates on some loan products we facilitate to comply with the new standards under the Amendment with some trust company partners to prevent the compliance risks due to the uncertainty of regulatory enforcement. As a result, our profit margin, results of operations and financial position may be adversely impacted going forward.

If we became subject to the U.S. Department of Treasury’s final rule on outbound investment in the future, investments in our securities by U.S. persons and our ability to raise capital from U.S. persons could be subject to restrictions.

On August 9, 2023, the Biden administration published an executive order, and the Treasury published an advanced notice of proposed rule-making (the “ANPRM”), providing a conceptual framework for outbound investment controls focused on China, including Hong Kong and Macau (the “Outbound Investment Program” or the “OIP”). Further to this ANPRM, on June 21, 2024, the Treasury issued a proposed rule on outbound U.S. investments involving China that was generally consistent in its requirements with the ANPRM. On October 28, 2024, Treasury issued a Final Rule to implement the executive order of August 9, 2023. The Final Rule took effect on January 2, 2025. The Final Rule imposes investment prohibition and notification requirements on U.S. persons for certain investments in entities associated with China (including Hong Kong and Macau) that are engaged in certain activities relating to three sectors: (i) semiconductors and microelectronics, (ii) quantum information technologies, and (iii) artificial intelligence systems, collectively defined as “Covered Foreign Persons.” U.S. persons subject to the Final Rule are in some instances prohibited altogether from making, and in other instances required to report, certain investments in Covered Foreign Persons, which are defined as “Covered Transactions.”

“Covered Transactions” include acquisitions of equity interests, certain debt financing, joint ventures, and certain investments as a limited partner in a non-U.S. person pooled investment fund. The Final Rule excludes some investments from the scope of Covered Transactions, including those in publicly traded securities listed on a national stock exchange. The Final Rule is aimed at exerting greater U.S. government oversight over U.S. direct and indirect investments involving China and may introduce new hurdles and uncertainties for cross-border collaborations, investments, and funding opportunities of China-based issuers including us.

More recently, the America First Investment Policy aims to expand the industry sectors covered by the U.S. outbound investment regulations and supplement outbound restrictions through the imposition of sanctions. The proposed restrictions may further deepen the uncertainties for cross-border collaboration, investment, and funding opportunities of China-based issuers, including us. It is unclear whether these challenges and uncertainties will be addressed or resolved, and how they might impact global political and economic conditions over the long term. Possible changes to the U.S. outbound investment regulations could limit or, in the worst case scenario, eliminate our ability to raise capital or contingent equity capital from U.S. investors in the future, or our ability to raise such capital may be significantly and negatively affected, which could be detrimental to our capital-raising capacity and our business, financial condition and prospects. If we were deemed a Covered Foreign Person and therefore be subject to the Final Rule, even though U.S. persons’ acquisitions of certain publicly traded securities (such as our ADSs) will be exempted from the scope of covered transactions under the Final Rule, the Final Rule could still limit our ability to raise capital or contingent equity capital from U.S. investors after this offering, or our ability to raise such capital may be significantly and negatively affected, which could be detrimental to our capital raising capacity and our business, financial condition and prospects. In such case, the value of the ADSs may significantly decline, or in extreme cases, become worthless.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

Our operations in China are governed by the PRC laws and regulations. The PRC legal system is a civil law system based on written statutes. Prior court decisions under the civil law system may be cited for reference but have limited precedential value. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Since these laws and regulations are relatively new and may be amended from time to time, and the PRC legal system continues to rapidly evolve, the interpretations of many laws and regulations are not always uniform and enforcement of these laws and regulations involves uncertainties. In addition, any new PRC laws or changes in PRC laws and regulations related to, among other things, foreign investment and business activities in China could have a material adverse effect on our business and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may impede our ability to enforce contracts in China and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis, or at all, and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such uncertainty towards the scope and effect of our contractual, property (including intellectual property) and procedural rights and any failure to quickly respond to changes in the regulatory environment in the PRC could adversely affect our business, and impede our ability to continue our operations and proceed with our future business plans.

The PRC government has significant oversight over the conduct of our business and as such may influence our operations, which may potentially result in a material adverse effect on our operations.

The PRC government has exercised and continues to exercise substantial control over the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local PRC governments of may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or specific regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties. The PRC government has recently published new policies that significantly affected certain industries such as real estate and credit industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. For example, on November 1, 2021, the Personal Information Protection Law came into effect. Although we do not believe the current personal information protection laws and regulations have a material adverse impact on our business and results of operations, any failure or perceived failure by us to comply with the relevant personal information protection laws and regulations may result in governmental investigations, enforcement actions or lawsuits and could have an adverse impact on our business and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such intervention in or influence on our business operations or action to exert more oversight and control over securities offerings and other capital markets activities, once taken by the PRC government, could adversely affect our business, financial condition and results of operations and the value of our Class A ordinary shares or the ADSs, or significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

The approval of and/or filing with the CSRC or other PRC government authorities may be required in connection with our issuance of securities overseas or maintenance of the listing status of our ADRs, and, if required, we cannot predict whether we will be able to obtain such approval or complete such filing.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, require an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval, and any failure to obtain or delay in obtaining CSRC approval for future offerings of securities overseas or maintenance of the listing status of our ADSs would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

On July 6, 2021, certain PRC regulatory authorities issued Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law. These opinions call for strengthened regulation over illegal securities activities and supervision on overseas listings by China-based companies and propose to take effective measures, such as promoting the development of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. On February 17, 2023, the China Securities Regulatory Commission promulgated the Overseas Listing Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. If a company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, it may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. The Overseas Listing Trial Measures also provide that a company in mainland China must file with the CSRC within three business days for its follow-on offering of securities after it is listed in an overseas market. On February 17, 2023, the CSRC also issued the Notice on Administration of the Filing of Overseas Offering and Listing by Domestic Companies and held a press conference for the release of the Overseas Listing Trial Measures, which, among others, clarified that the companies in mainland China that have been listed overseas before March 31, 2023 are not required to file with the CSRC immediately, but these companies should complete filing with the CSRC for their financing activities in accordance with the Overseas Listing Trial Measures. Based on the foregoing, as an issuer that has been listed overseas before the effective date of the Overseas Listing Trial Measures, we are not required to complete filing with the CSRC for our offshore offerings prior to the effective date of the Overseas Listing Trial Measures, but we may be subject to the filing requirements for our financing activities under the Overseas Listing Trial Measures. Any securities offerings and listings outside of mainland China by our Company after the effective date of the Overseas Listing Trial Measures, including but not limited to follow on offerings, secondary listings, and going private transactions, will be subject to the filing requirements with the CSRC under the Overseas Listing Trial Measures. We cannot assure you that we will be able to complete such filing in a timely manner and fully comply with such rules to maintain the listing status of our ADSs and/or other securities, or to conduct any securities offerings in the future.

On April 2, 2022, the CSRC released the revised Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or the Draft Archives Rules. On February 24, 2023, the CSRC, jointly with other relevant governmental authorities, issued the Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality Provisions”), which became effective on March 31, 2023. The Confidentiality Provisions requires, among others, that companies based in mainland China seeking to offer securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such companies or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies shall be subject to corresponding procedures in accordance with relevant laws and regulations. Any failure to comply with Confidentiality Provisions may materially and adversely affect our business, results of operations, financial conditions and prospects.

As of the date of this prospectus, we have not provided files or copies of files outside China that involve national secrets, national security, vital interests, or have important preservation value to the nation and society. However, we cannot guarantee that relevant government agencies of China, including the CSRC, will share the same opinion as ours.

The interpretation and implementation of these opinions and rules remain unclear. We cannot assure you that we will not be required to obtain the approval of or file with the CSRC or other regulatory authorities to maintain the listing status of our ADSs on NYSE or to conduct offerings of securities in the future. If such approvals are required, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our overseas offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

As advised by our PRC legal advisor, Global Law Office, as of the date of this prospectus, we or our PRC subsidiaries are not required to obtain any approval or permission from the CSRC for us to file the registration statement on Form F-3 of which this prospectus forms a part. However, according to the Overseas Listing Trial Measures and supporting guidelines, we may be required to fulfill the filing procedure with the CSRC and report relevant information within three business days after the completion of subsequent securities offerings pursuant to the prospectus.

Uncertainties exist with respect to the interpretation and implementation of cybersecurity related regulations and cybersecurity review as well as any impact these may have on our business operations.

The Data Security Law was promulgated on June 10, 2021 and became effective in September 2021, which stipulates that the data handling activities that affect or may affect the national security should undergo national security review. The Personal Information Protection Law was promulgated on August 20, 2021 and officially implemented on November 1, 2021, which stipulates that critical information infrastructure (“CII”) operators, or personal information processors whose processing of personal information reaches the threshold amount prescribed by the national cyberspace authority, shall store the personal information collected or generated by them within the territory of the PRC. If it is necessary to provide the data overseas, the organization is required to pass the security assessment organized by the national cyberspace authority.

On August 17, 2021, the State Council issued the Regulations on the Security Protection of Critical Information Infrastructures, which took effect on September 1, 2021. The regulations stipulate that the departments responsible for the security protection of critical information infrastructure (hereinafter referred to as the security protection departments) shall formulate rules for the identification of critical information infrastructure based on the actual situation of the industry and field, and report it to the public security department of the State Council for record. The following factors shall be considered in the formulation of identification rules: (1) the degree of importance of the network facilities and information systems to the core businesses of the industry and area concerned; (2) the degree of damage that may be caused if the network facilities and information systems are under destruction, loss of function or data leakage; and (3) the correlative impact on other industries and areas. The security protection departments shall be responsible for organizing the identification of critical information infrastructure in their respective industries and areas in accordance with the identification rules, timely notify the identification results to the operators and report such results to the public security department under the State Council.

In December 2021, the CAC published the amended Cybersecurity Review Measures, or the new measures, which provides that a network platform operator that has the personal information of more than one million users must apply to the Cybersecurity Review Office (the “CRO”) for a cybersecurity review when it seeks to list overseas. Also, a CII operator, when procuring a network product or service, shall predict any national security risk that may arise after the use of such product or service. If national security will be affected or may be affected, the CII operator shall apply to the CRO for a cybersecurity review.

On September 24, 2024, the State Council issued the Regulations on Network Data Security Management (the “Regulation”), which came into effect on January 1, 2025. This regulation requires network data processors whose data processing activities affect or potentially affect national security to undergo a cybersecurity review in accordance with relevant regulations. However, the Regulation do not explicitly define actions that constitute “affecting or potentially affecting national security”.

Given the nature of our business and as advised by our PRC legal advisor, Global Law Office, we do not believe that our company is either a “CII operator” or a “network platform operator” who possesses personal information of more than one million users, our data processing activities do not affect or are unlikely to affect national security, and therefore are not required to file for a cybersecurity review under the new measures, but we cannot guarantee that the relevant PRC regulatory authority will agree with such conclusion. If our company is deemed to be a CII operator or a network platform operator under such rules, or our data processing activities are considered to affect or potentially to affect national security, we could be subject to cybersecurity review by the CAC and other relevant PRC regulatory authorities and be required to change our existing practices in data privacy and cybersecurity matters at substantial costs. During such cybersecurity review, we may be required to stop providing services to our customers. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for future offerings of securities overseas or to maintain the listing status of our ADSs or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules before our listing that would require us to obtain CSRC or other governmental approvals for future offerings of securities overseas or to maintain the listing status of our ADSs, we may not be able to proceed with future offerings of securities overseas or to the listing of our ADSs on the New York Stock Exchange and face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from future offerings of securities overseas into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as our ability to complete future offerings of securities overseas or to maintain the listing status of our ADSs.

We also cannot rule out the possibility that certain of our customers may be deemed as CII operators, in which case our products or services or data processing activities, if being deemed as related to national security, will need to be submitted for cybersecurity review before we can enter into agreements with such customers, and before the conclusion of such procedure, the customers will not be allowed to use our products or services. If the reviewing authority considers that the use of our services by certain of our customers involves risk of disruption, is vulnerable to external attacks, or may negatively affect, compromise, or weaken the protection of national security, we may not be able to provide our products or services to such customers, which could have a material adverse effect on our results of operations and prospects.

On October 28, 2025, the Standing Committee of the National People’s Congress promulgated the Decision on Amending the Cybersecurity Law of the People’s Republic of China, which took effect on January 1, 2026. The amended Cybersecurity Law significantly increases the administrative penalties for cybersecurity violations to align with the Data Security Law and the Personal Information Protection Law. Specifically, for violations that result in serious consequences, the maximum fine for network operators has been raised from RMB 1 million to RMB 10 million, and directly responsible personnel may face fines of up to RMB 1 million. The amended Cybersecurity Law also broadens its extraterritorial jurisdiction, stipulating that any overseas organizations or individuals engaging in data processing or other activities that endanger the cybersecurity of the PRC shall be held legally liable.

As of the date of this prospectus, we have not been informed or involved in any investigations or become subject to a cybersecurity review initiated by the CAC based on the new measures, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections to our current NYSE listing status from the CAC as of the date of this prospectus. As there are still uncertainties regarding the enactment of these new laws and regulations as well as the amendment, interpretation and implementation of existing laws and regulations, we cannot assure you that we will be able to comply with such laws and regulations in all respects, and we may be ordered to rectify, suspend or terminate any activities or services that are deemed illegal or non-compliant by the regulatory authorities and become subject to fines and/or other penalties. If we fail to address such issue in a timely manner, or at all, we may be required to suspend or terminate our related businesses or face other penalties. This may materially and adversely affect our business, financial condition, results of operations and prospects.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the annual report based on foreign laws.

CNFinance Holdings Limited is an exempted company incorporated under the laws of the Cayman Islands. We conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all of our executive officers are located in China. All of our directors who are not our executive officers are located in China, except for one independent director who resides in the United States. Service of court documents on a Cayman Islands company can be effected by serving the documents at the Company’s registered office and it may be possible to enforce foreign judgments in the Cayman Islands against a Cayman Islands company, subject to some exceptions. However, if investors wish to serve documents on and/or enforce foreign judgments against our directors and officers, they will need to ensure that they comply with the rules of the jurisdiction where the directors and officers are located. As a result, it may be difficult for our shareholders to effect service of process within the United States upon us or those persons located inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

With a holding company structure, we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur.

Our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to its respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of our PRC subsidiaries, as a foreign invested enterprise, or FIE, is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 15% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our public offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on FIEs in China, capital contributions to our PRC subsidiaries are subject to the approval of or filing with the MOFCOM or its local branches and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC subsidiaries is required to be registered with SAFE or its local branches and (ii) any of our PRC subsidiaries may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided in the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing. For the restriction and limitation on the amount of loans, please refer to “Item 4. Information on the Company—B. Business Overview—Regulation—Regulations on Foreign Exchange—Regulations on Foreign Exchange Registration of Overseas Investment by PRC Residents”. We may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to complete such registrations, our ability to use the proceeds of our public offerings, and our ability to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect as of June 1, 2015 and was amended on December 30, 2019. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion.

On June 9, 2016, SAFE issued the Circular on Reforming and Standardizing the Management Policy of Capital Account Settlement, or SAFE Circular 16, which was amended on December 4, 2023. SAFE Circular 16 stipulates that if there is any inconsistency between previous circulars (such as SAFE Circular 19) and SAFE Circular 16, SAFE Circular 16 shall prevail. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations. Specifically, the use of such Renminbi funds shall comply with the following provisions: (i) they shall not be used directly or indirectly for expenditures outside the scope of business of the enterprise or prohibited by national laws and regulations; (ii) unless otherwise expressly provided, they shall not be used directly or indirectly for investment in securities or other investment and wealth management (except for wealth management products and structured deposits with risk ratings not higher than Level 2); (iii) they shall not be used for the release of loans to non-affiliated enterprises except for cases expressly permitted by the scope of business; and (iv) they shall not be used for the purchase of residential properties not for self-use (except for enterprises engaging in real estate development and real estate leasing).

Fluctuations in the value of the Renminbi could have a material and adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by various factors such as changes in political and economic conditions in the PRC. In July 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, RMB is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the RMB has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. While appreciating approximately by 7% against the U.S. dollar in 2017, the Renminbi in 2018 depreciated approximately by 5% against the U.S. dollar. With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Any significant appreciation or revaluation of the Renminbi may have a material adverse effect on the value of, and any dividends payable on, our ADSs in foreign currency terms. More specifically, if we decide to convert our Renminbi into U.S. dollars, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. To the extent that we need to convert U.S. dollars we receive from our initial public offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. In addition, appreciation or depreciation in the exchange rate of the Renminbi to the U.S. dollar could materially and adversely affect the price of our ADSs in U.S. dollars without giving effect to any underlying change in our business or results of operations.

Governmental control of currency conversion may limit our ability to utilize our operating income effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our operating income in Renminbi. Under our current corporate structure, our Cayman Islands incorporated holding company primarily relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation stipulates that if a foreign investor acquires a domestic enterprise and obtains actual control, and if it involves key industries, or has factors that affect or may affect national economic security, or causes the transfer of actual control of domestic enterprises with well-known trademarks or Chinese time-honored brands, the parties concerned shall report to MOFCOM. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 and was amended on October 1, 2022, requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the MOFCOM before they can be completed. In addition, according to the Measures for the Security Review of Foreign Investment, which has been effective since January 28, 2021, a foreign investor or a party concerned in China (hereinafter collectively referred to as “party concerned”) shall take the initiative to make a declaration to the working mechanism office prior to making one of the following investments and the working mechanism office shall be entitled to require the party concerned to make a declaration thereof: (i) investment in any of such fields as the military industry and military-supporting industry that concern state defense and security, as well as military facilities and areas surrounding industrial military facilities; and (ii) investment in any important agricultural product, important energy and resources, major equipment manufacturing, important infrastructure, important transportation services, important cultural products and services, important information technologies and internet products and services, important financial services, key technologies and other important fields that concern state security while obtaining the actual control over the enterprises invested in. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015 and was amended in 2019. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Several of our shareholders that we are aware of are subject to SAFE regulations, and all of these shareholders have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. We cannot assure you, however, that all of these individuals may continue to make required filings or updates on a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as the interpretation and implementation of these foreign exchange regulations have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

Uncertainties exist regarding the interpretation and implementation of the newly enacted PRC Foreign Investment Law and how it may impact the viability of our current corporate structure and the viability of business operation.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law of the People’s Republic of China (“PRC Foreign Investment Law”),and the State Council promulgated the Implementing Regulations to the PRC Foreign Investment Law (“Implementing Regulations”) on December 26, 2019, both of which came into effect on January 1, 2020. The PRC Foreign Investment Law and its Implementing Regulations replaced the trio of previous laws regulating foreign investment in China, namely, the Law of the People’s Republic of China on Chinese-foreign Equity Joint Ventures, the Law of the People’s Republic of China on Chinese-foreign Cooperative Joint Ventures and the Law of the People’s Republic of China on Wholly Foreign-Owned Enterprises, together with their implementation rules and ancillary regulations.

PRC Foreign Investment Law and its Implementing Regulations specify that foreign investments shall be conducted in line with the negative list issued by or approved to be issued by the State Council. If a foreign investment enterprise (the “FIE”) proposes to conduct business in an industry subject to foreign investment “restrictions” in the negative list, the FIE must meet certain conditions under the negative list before being established. If an FIE proposes to conduct business in an industry subject to foreign investment “prohibitions” in the “negative list,” it must not engage in the business. Investments made in Mainland China by investors from the Hong Kong Special Administrative Region and the Macao Special Administrative Region shall be governed by the PRC Foreign Investment Law and its Implementing Regulations. On September 6, 2024, the NDRC and the MOFCOM promulgated the Special Administrative Measures (Negative List) for Access of Foreign Investments (2024 Version), as came into effect on November 1, 2024, according to which the industry of loan service has not been subject to foreign investment “restrictions” or “prohibitions” in the Negative List. Our PRC legal advisor, Global Law Office, advises us that according to the PRC Foreign Investment Law and the Implementing Regulations, the PRC regulatory agencies shall, considering the needs for further foreign opening and economic and social development, adjust the Negative List where appropriate. Therefore, if the industry of loan service is subject to the foreign investment restrictions or prohibitions under the Negative List issued subsequently, our failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance, and business operations.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options are subject to these regulations after our company becomes an overseas-listed company upon the completion of our initial public offering. Failure to complete the SAFE registrations may subject us or them to fines and legal sanctions, there may be additional restrictions on the ability of us or them to exercise stock options or remit proceeds gained from sale of stock into the PRC. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See “Item 4. Information on the Company—B. Business Overview—Regulation—Regulations on Foreign Exchange—Regulations on Stock Incentive Plans” in our most recent annual report on Form 20-F incorporated by reference in this prospectus.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders and ADS holders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular-the Circular of the State Administration of Taxation on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management (SAT Circular 82), which was amended on December 29,2017 and provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company or any of our non-PRC subsidiaries is a PRC resident enterprise for enterprise income tax purposes, we or any such non-PRC subsidiary will be subject to PRC enterprise income on our or such subsidiary’s worldwide income at the rate of 25%. Furthermore, we will be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are nonresident enterprises, including the holders of our ADSs. In addition, nonresident enterprise shareholders (including our ADS holders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ADSs or Class A ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including our ADS holders) and any gain realized on the transfer of ADSs or Class A ordinary shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such PRC tax may reduce the returns on your investment in the ADSs or Class A ordinary shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7, which was amended on December 1 and December 29, 2017. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity securities through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Nonresident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017 and was later amended on June 15, 2018. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

Where a nonresident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the nonresident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The predecessor accounting firm that prepared the audit reports incorporated in this prospectus by reference, like other independent registered public accounting firms operating in China, was historically not permitted to be subject to inspection by the PCAOB, and consequently, investors were deprived of the benefits of such inspection in the past. Trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our auditor, and as a result, U.S. national securities exchanges, such as the NYSE, may determine to delist our securities..

Independent registered public accounting firms that issue the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, are required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. KPMG Huazhen LLP, our former independent registered public accounting firm who audited the consolidated financial statements as of December 31, 2023 and for the years ended December 31, 2022 and 2023, is located in China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely, without the approval of the Chinese authorities.

The inability of the PCAOB to conduct inspections of auditors in China in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. As a result, investors were deprived of the benefits of such PCAOB inspections.

In recent years, U.S. regulatory authorities have continued to express their concerns about challenges in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. More recently, as part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular China’s, the United States enacted the Holding Foreign Companies Accountable Act, or the HFCAA, in December 2020. Trading in our securities on U.S. markets, including the NYSE, may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, or the 2021 Determinations, including the accounting firms that prepared the audit reports included in this prospectus. On May 26, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with the filing of our 2021 Form 20-F. The inability of the PCAOB to conduct inspections in the past also deprived our investors of the benefits of such inspections. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous 2021 Determinations accordingly. Our current auditor, HTL International, LLC (“HTL”), the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB may conduct inspections to assess our auditor’s compliance with the applicable professional standards. HTL is headquartered in Houston, Texas, and is subject to inspection by the PCAOB on a regular basis. As a result, we do not believe we are at risk of having our securities subject to a trading prohibition under the HFCAA unless a new determination is made by the PCAOB.

However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a Commission-Identified Issuer and risk of delisting could continue to adversely affect the trading price of our securities.

If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong and we use such accounting firm to conduct audit work, we would be identified as a Commission-Identified Issuer under the HFCAA following the filing of the annual report for the relevant fiscal year. If we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited. This would substantially impair your ability to sell or purchase the ADSs when you wish to do so. Furthermore, such trading prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition and prospects.

Proceedings instituted by the SEC against Chinese affiliates of the “big four” accounting firms could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act.

Starting in 2011, the Chinese affiliates of the “big four” accounting firms, including our former independent registered public accounting firm that prepared the audit reports included in this prospectus, were affected by a conflict between U.S. and Chinese law. Specifically, for certain U.S.-listed companies operating and audited in mainland China, the SEC and the PCAOB sought to obtain from the Chinese firms access to their audit work papers and related documents. The firms were, however, advised and directed that under Chinese law, they could not respond directly to the U.S. regulators on those requests, and that requests by foreign regulators for access to such papers in China had to be channeled through the CSRC.

In late 2012, this impasse led the SEC to commence administrative proceedings under Rule 102E of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the Chinese accounting firms. A first instance trial of the proceedings in July 2013 in the SEC’s internal administrative court resulted in an adverse judgment against the firms. The administrative law judge proposed penalties on the firms, including a temporary suspension of their right to practice before the SEC, although that proposed penalty did not take effect pending review by the Commissioners of the SEC. On February 6, 2015, before a review by the Commissioner had taken place, the firms reached a settlement with the SEC. Under the settlement, the SEC accepts that future requests by the SEC for the production of documents will normally be made to the CSRC. The firms will receive matching Section 106 requests, and are required to abide by a detailed set of procedures with respect to such requests, which in substance require them to facilitate production via the CSRC. If they fail to meet specified criteria, the SEC retains authority to impose a variety of additional remedial measures on the firms depending on the nature of the failure. Remedies for any future noncompliance could include, as appropriate, an automatic six-month bar on a single firm’s performance of certain audit work, commencement of a new proceeding against a firm, or, in extreme cases, the resumption of the current proceeding against all four firms. If additional remedial measures are imposed on the Chinese affiliates of the “big four” accounting firms in administrative proceedings brought by the SEC alleging the firms’ failure to meet specific criteria set by the SEC with respect to requests for the production of documents, we may be unable to timely file future financial statements in compliance with the requirements of the Exchange Act.

In the event that the SEC restarts the administrative proceedings, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, including possible delisting. Moreover, any negative news about any such future proceedings against these audit firms may cause investor uncertainty regarding China-based, U.S.-listed companies, and the market price of our common stock may be adversely affected.

If we use any independent registered public accounting firm that was denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined not to be in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to the delisting of our ADSs from the New York Stock Exchange or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our ADSs in the United States.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our website is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our operations or reputation could be adversely affected.

You may have difficulty enforcing judgments in Hong Kong.

Our PRC subsidiaries are wholly owned by our subsidiary incorporated in Hong Kong. You may have difficulties in enforcing court judgments obtained in United States courts against our Hong Kong subsidiary, including judgments relating to the federal securities laws of the United States. There is also doubt as to whether courts in Hong Kong will enforce judgments of United States courts based only upon the civil liability provisions of the federal securities laws of the United States, or the securities laws of any state of the United States.

Risks Related to our Class A Ordinary Shares

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

We have adopted a dual-class share structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to 20 votes. Class B ordinary shares may only be held by our directors, officers or their affiliates and are subject to a one-year lock-up from the date of issuance, during which no conversion is permitted. After the lock-up period, each Class B ordinary share may be converted into one Class A ordinary share at any time, subject to prior approval of our directors. If we issue Class B ordinary shares, the holders of our Class B ordinary shares may have significant influence over the outcome of matters submitted to our shareholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. This potentially concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares may view as beneficial.

Cautionary Note Regarding Forward-Looking Statements

This prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, may contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus are forward-looking statements. These forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is/are likely to” or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

●	anticipated trends and challenges in our business and the markets in which we operate;

●	our ability to anticipate market needs or develop new or enhanced services and products to meet those needs;

●	our ability to compete in our industry and innovation by our competitors;

●	our ability to protect our confidential information and intellectual property rights;

●	risks associated with acquiring new business targets and other strategic plans;

●	our need to obtain additional funding and our ability to obtain funding in the future on acceptable terms;

●	the impact on our business and results of operations arising from the global pandemic;

●	our ability to create and maintain our positive brand awareness and brand loyalty;

●	our ability to manage growth; and

●	economic and business conditions in China.

The forward-looking statements included in or incorporated by reference into this prospectus and any applicable prospectus supplement are subject to known and unknown risks, uncertainties and assumptions about our businesses and business environments. These statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual results of our operations may differ materially from information contained in the forward-looking statements as a result of risk factors, some of which are described under “Risk Factors” in this prospectus and the documents incorporated by reference herein.

The forward-looking statements contained in or incorporated into this prospectus and any applicable prospectus supplement speak only as of the date of hereof or thereof or of such documents incorporated by reference or, if obtained from third-party studies or reports, the date of the corresponding study or report, and are expressly qualified in their entirety by the cautionary statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein. Since we operate in an emerging and evolving environment and new risk factors and uncertainties emerge from time to time, you should not rely upon forward-looking statements as predictions of future events. Except as otherwise required by the securities laws of the United States, we undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Use of Proceeds

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by our company will be used for general corporate purposes, which may include additions to working capital, capital expenditures, financing of acquisitions and other business combinations, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

Capitalization and Indebtedness

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report subsequently furnished to the SEC and specifically incorporated herein by reference.

Description of Share Capital

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our third amended and restated memorandum and articles of association, the Companies Act (as amended) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

The authorised share capital of the Company is US$2,000,000 divided into 20,000,000,000 shares of a nominal or par value of US$0.0001 each, comprising of (i) 18,000,000,000 Class A Ordinary Shares of a nominal or par value of US$0.0001 each, and (ii) 2,000,000,000 Class B Ordinary Shares of a nominal or par value of US$0.0001 each.

Our Memorandum and Articles of Association

The following is a summary of material provisions of our third amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.  Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the form of our current memorandum and articles of association filed with the SEC. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information” included elsewhere in this prospectus.

General. Holders of ordinary shares will have the same rights except for voting and conversion rights. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to our third amended and restated memorandum and articles of association and the Companies Act. In addition, our shareholders may, subject to the provisions of our articles of association, by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our third amended and restated memorandum and articles of association provides that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless our directors determine that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business and we have funds lawfully available for such purpose.

Conversion Rights. Class B ordinary shares may only be held by our directors, officers or their affiliates and are subject to a one-year lock-up from the date of issuance, during which no conversion is permitted. After the lock-up period, each Class B ordinary share may be converted into one Class A ordinary share at any time, subject to prior approval of our directors. Each Class A ordinary share is likewise convertible into one Class B ordinary share, subject to prior approval of our Directors.

Any transfer of Class B ordinary shares to a person who is not an Affiliate of our director or officer, or any change in beneficial ownership resulting in such person becoming the beneficial owner, will trigger an automatic and immediate conversion of the relevant Class B ordinary shares into an equal number of Class A ordinary shares. Upon conversion, the converted shares will rank pari passu with shares of the same class then in issue. The Company is required to maintain sufficient authorized but unissued share capital to satisfy all potential conversions and may not take any action that would require the issuance of shares below par value upon conversion.

Voting Rights. In respect of all matters subject to a shareholders’ vote, subject to any rights and restrictions for the time being attached to any share, on a show of hands every shareholder present in person and every person representing a shareholder by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting or extraordinary general meeting of the Company, each have one (1) vote for each Class A Ordinary Share and twenty (20) votes for each Class B Ordinary Share, and on a poll every shareholder and every person representing a shareholder by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one (1) vote for each Class A Ordinary Shares and twenty (20) votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder.

The holders of shares being not less than an aggregate of one-third of all shares in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our third amended and restated memorandum and articles of association provides that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting, in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of our shareholders may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of the of the paid-up capital of our Company as at the date of the deposit carries the right of voting at general meetings of our Company, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our third amended and restated memorandum and articles of association does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least ten (10) calendar days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of all votes, calculated on a fully converted basis, cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of all votes, calculated on a fully converted basis, cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. Under the Companies Act, a special resolution will be required in order for our company to effect certain important matters as stipulated in the Companies Act, such as a change of name or making changes to our third amended and restated memorandum and articles of association.

Transfer of Ordinary Shares. Subject to the restrictions in our third amended and restated memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;

●	the shares are free from any lien in favor of our company; and

●	a fee of such maximum sum as the NYSE may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

 If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NYSE, be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for 30 more than days in any year as our board may determine.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them. The rights to any distribution of assets or capital available to a holder of ordinary share during a winding-up is without prejudice to the rights of the holders of shares of our Company issued upon special terms and conditions.

Redemption, Repurchase and Surrender of Ordinary Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our third amended and restated memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound up, may be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or series or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Issuance of Additional Shares. Our third amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our third amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our third amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, we will perform the procedure necessary to immediately update the register of members to record and give effect to the issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there may be significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with (a) declarations from a director from each constituent company (among other matters) as to the solvency of the surviving or consolidated company, a list of the assets and liabilities of each constituent company, and (b) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Grand Court of the Cayman Islands (the “Cayman Court”) if they follow the required procedures, subject to certain exceptions. Cayman Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

In addition, there are statutory provisions that facilitate compromises or arrangements between a Cayman Islands company and its creditors (or any class of them) or between a Cayman Islands company and its members (or any class of them).

Following amendments to the Companies Act that became effective on August 31. 2022, the majority-in-number “headcount test” in relation to the approval of members’ schemes of arrangement has been abolished. Section 86(2A) of the Companies Act provides that, if 75% in value of the members (or class of members) of a Cayman Islands company agree to any compromise or arrangement, such compromise or arrangement shall, if sanctioned by the Cayman Court, be binding on all members (or class of members) of such company and on the company itself. Where a Cayman Islands company is in the course of being wound up, such compromise or arrangement would be binding on the liquidator and contributories of the company. In contrast, section 86(2) of the Companies Act continues to require (a) approval by a majority in number representing 75% in value and (b) the sanction of the Cayman Court, in relation to any compromise or arrangement between a company and its creditors (or any class of them). At the initial directions hearing, the Cayman Court will make orders for (amongst other things) the convening of the meetings of creditors or members (or classes of them, as applicable). While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the court would likely to approve the arrangement if it determines that:

●	the company complied with the directions set down by the Cayman Court;

●	the meeting was properly held and the statutory provisions as to the required majority vote have been met;

●	the shareholders (or creditors) have been fairly and adequately represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority in order to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest member of that class acting in respect of his or her interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

 If a compromise or arrangement of a Cayman Islands company is approved by the members in the context of a members’ scheme (as described above), and the Cayman Court subsequently sanctions this scheme, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares. This is because the scheme will be binding on all members (or class of members), regardless of whether all the members (or class of members) approved the scheme, upon the sanction order being made. Having said that, a dissenting shareholder would have the right to appeal the making of the sanction order to the Cayman Islands Court of Appeal, if there were grounds for doing so.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholder);

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may also (subject to meeting the relevant requirements in the Companies Act) file winding up proceedings against our company on just and equitable grounds, based on similar factual circumstances. It is possible for the shareholder to seek alternative remedies to a winding up within the winding up petition, depending on the circumstances. Such alternative remedies include seeking a share buyout order from our company or seeking an order regulating the conduct of our company’s affairs in the future.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our third amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and, therefore, it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and Our third amended and restated memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our third amended and restated memorandum and articles of association allows any one or more of our shareholders holding shares which carry in aggregate not less than a majority of the voting power represented by the issued shares of our company as of the date of the deposit that are entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, Our third amended and restated memorandum and articles of association does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but Our third amended and restated memorandum and articles of association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Our third amended and restated memorandum and articles of association, directors may be removed from office by an ordinary resolution of our shareholders. A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; or (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Our third amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be materially adversely varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and Our third amended and restated memorandum and articles of association, Our third amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by Our third amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in Our third amended and restated memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgages and charges, and any special resolutions passed by our shareholders). However, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Description of American Depositary Shares

JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary registers and delivers the ADSs. Each ADS represents twenty Class A ordinary shares, deposited with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. Each ADS also represents any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

As an ADR holder, we do not treat you as a shareholder of ours and you do not have any shareholder rights. Cayman Islands law governs shareholder rights. Because the depositary or its nominee is the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee is actually the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which has been filed as an exhibit to a post-effective amendment to the registration statement on Form F-6 (File No. 333-266156). The form of ADR has been filed with the SEC as an exhibit to our registration statement on Form F-1 (File No. 333-226126), as amended, initially filed with the SEC on July 11, 2018.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

●	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

●	Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

●	Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)	sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

(ii)	if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse. We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

●	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.

The custodian will hold all deposited shares for the account and to the order of the depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities”.

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

●	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

●	the payment of fees, taxes and similar charges; or

●	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

●	to receive any distribution on or in respect of deposited securities,

●	to give instructions for the exercise of voting rights at a meeting of holders of shares,

●	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

●	to receive any notice or to act in respect of other matters,

all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. Subject to the next sentence, as soon as practicable after receiving notice from us of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement in respect of such meeting or solicitation of consent or proxy. The depositary shall, if we request in writing in a timely manner (the depositary having no obligation to take any further action if our request shall not have been received by the depositary at least 30 days prior to the date of such vote or meeting) and at our expense and provided that no legal prohibitions exist, distribute to the registered ADR holders a notice stating such information as is contained in the voting materials received by the depositary and describing how you may instruct or, subject to the next sentence, will be deemed to instruct, the depositary to exercise the voting rights for the shares which underlie your ADSs, including instructions for giving a discretionary proxy to a person designated by us. To the extent we have provided the depositary with at least 35 days’ notice of a proposed meeting and the notice will be received by all holders and beneficial owners of interests in ADSs no less than 10 days prior to the date of the meeting and/or the cut-off date for the solicitation of consents, if voting instructions are not timely received by the depositary from any holder, such holder shall be deemed, and in the deposit agreement the depositary is instructed to deem such holder, to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the shares represented by their ADSs as desired, provided that no such instruction shall be deemed given and no discretionary proxy shall be given (a) if we inform the depositary in writing (and we agree to provide the depositary with such information promptly in writing) that (i) we do not wish such proxy to be given, (ii) substantial opposition exists with respect to any agenda item for which the proxy would be given or (iii) the agenda item(s), if approved, would materially or adversely affect the rights of holders of shares and (b) unless, with respect to such meeting, the depositary obtained an opinion of counsel, in form and substance satisfactory to the depositary, confirming that (a) the granting of such discretionary proxy does not subject the depositary to any reporting obligations in the Cayman Islands, (b) the granting of such proxy will not result in a violation of Cayman Islands laws, rules, regulations or permits and (c) the voting arrangement and deemed instruction as contemplated under the deposit agreement will be given effect under Cayman Islands laws, rules and regulations and (d) the granting of such discretionary proxy will not under any circumstances result in the shares represented by the ADSs being treated as assets of the depositary under Cayman Islands laws, rules or regulations.

Holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such holders with, or otherwise publicizes to such holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

We have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by holders of ADSs. There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.

Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment and to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 120th day after our notice of removal was first provided to the depositary. After the date so fixed for termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a registered holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a registered holder of ADRs, the depositary shall (a) instruct its custodian to deliver all shares to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such shares and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each registered holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered holder’s name and to deliver such Share certificate to the registered holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

●	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

●	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

●	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents. In the deposit agreement it provides that neither we nor the depositary nor any such agent will be liable if:

●	any present or future law, rule, regulation, fiat, order or decree of the United States, the Cayman Islands, the People’s Republic of China (including the Hong Kong Special Administrative Region, the People’s Republic of China) or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

●	it exercises or fails to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

●	it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

●	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

●	it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that the custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

The depositary has no obligation to inform ADR holders or other holders of an interest in any ADSs about the requirements of Cayman Islands or People’s Republic of China law, rules or regulations or any changes therein or thereto.

Additionally, none of us, the depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the depositary shall incur any liability for any tax consequences that may be incurred by registered holders or beneficial owners on account of their ownership of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast or for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to registered holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

In the deposit agreement each party thereto (including, for avoidance of doubt, each holder and beneficial owner and/or holder of interests in ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register may be closed at any time or from time to time, when deemed expedient by the depositary or, in the case of the issuance book portion of the ADR Register, when reasonably requested by the Company solely in order to enable the Company to comply with applicable law.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each registered holder of ADRs and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

●	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

●	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Governing Law and Consent to Jurisdiction

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York. In the deposit agreement, we have submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf.

By holding an ADS or an interest therein, registered holders of ADRs and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Notwithstanding the foregoing, the depositary may, in its sole discretion, elect to institute any action, controversy, claim or dispute directly or indirectly based on, arising out of or relating to the deposit agreement or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and owners of interests in ADRs) in any competent court in the Cayman Islands, Hong Kong, the People’s Republic of China and/or the United States, or, by having such disputes referred to and finally resolved by an arbitration either in New York, New York or in Hong Kong, subject to certain exceptions solely related to the aspects of such claims that are related to U.S. securities law, in which case the resolution of such aspects may, at the option of such registered holder of the ADSs, remain in state or federal court in New York, New York. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).

Jury Trial Waiver

The deposit agreement provides that, to the fullest extent permitted by applicable law, ADSs holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial of the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of ADSs of the Company’s or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Enforceability of Civil Liabilities

CNFinance is incorporated in the Cayman Islands because of the following benefits found there:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. In addition, all of our executive officers are located in China. All of our directors who are not our executive officers are located in China, except for one independent director who resides in the United States. As a result, it may be difficult for an investor to effect service of process within the United States upon these persons, or to impose liabilities on us or such officers and directors, such as to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., which is located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of securities registered by the registration statement of which this prospectus is a part.

Walkers (Hong Kong), our counsel as to Cayman Islands law, and Global Law Office, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Walkers (Hong Kong) has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in the circumstances described below, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. While there is no binding authority on this point, this is likely to include, in certain circumstances, a non-penal judgment of a United States court imposing a monetary award based on the civil liability provisions of the U.S. federal securities laws.

Walkers (Hong Kong) has further advised us that a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction; (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (3) is final; (4) is not in respect of taxes, a fine or a penalty; and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. The Cayman Court may stay proceedings if concurrent proceedings are being brought elsewhere. Neither the United States or the PRC has a treaty with the Cayman Islands providing for reciprocal recognition and enforcement of judgments of courts of the United States or the PRC, respectively, in civil and commercial matters.

Global Law Office has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Taxation

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

Plan of Distribution

We may offer and sell, from time to time, some or all of the securities covered by this prospectus up to an aggregate public offering price of $30,000,000. We have registered the securities covered by this prospectus for offer and sale by us so that those securities may be freely sold to the public by us. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	through broker-dealers (acting as agent or principal);

●	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries, or our affiliates.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Each series of offered securities, other than the Class A ordinary shares, will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will offer and sell our Class A ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell Class A ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any Class A ordinary shares sold will be sold at prices related to the then prevailing market prices for our Class A ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our Class A ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

Expenses

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by our company. All of such fees and expenses, except for the SEC registration fee, are estimated.

SEC registration fee		$4,143
FINRA fees	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this prospectus.

Incorporation of Certain DOCUMENTS by Reference

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 30, 2025;

●	the description of our Class A ordinary shares contained in the registration statement on Form 8-A, filed with the SEC on October 31, 2018, and any other amendment or report filed for the purpose of updating such description;

●	our current report on Form 6-K furnished to the SEC on August 28, 2025 and February 11, 2026;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnished to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written request directed to 22/F, South Finance Center, No. 6 Wuheng Road Tianhe District, Guangzhou City, Guangdong Province, People’s Republic of China.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

Legal Matters

We are being represented by LW Legal LLC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares represented by the ADSs will be passed upon for us by Walkers (Hong Kong). Certain legal matters as to PRC law will be passed upon for us by Global Law Office and for the underwriters by a law firm named in the applicable prospectus supplement. LW Legal LLC may rely upon Walkers (Hong Kong) with respect to matters governed by Cayman Islands law and Global Law Office with respect to matters governed by PRC law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

Experts

The consolidated financial statements of CNFinance Holdings Limited as of December 31, 2024, and for the year ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of HTL International, LLC, independent registered public accounting firm, incorporated by reference herein, and on the authority of said firm as experts in accounting and auditing.

The offices of HTL International, LLC is located in Houston, Texas, United Sates.

The consolidated financial statements of CNFinance Holdings Limited as of December 31, 2023 and 2022, and for the two years ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and on the authority of said firm as experts in accounting and auditing.

The offices of KPMG Huazhen LLP are located at 21F, No. 6 Zhujiang Dong Road, Zhujiang Xincheng, Tianhe District, Guangzhou City, Guangdong Province, People’s Republic of China.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of all of the material terms of such contract, agreement or document, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC may be obtained from the SEC’s website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, including the Company, which can be accessed at http://www.sec.gov. For further information pertaining to the securities offered by this prospectus and CNFinance Holdings Limited, reference is made to the registration statement.

We furnish reports and other information to the SEC. You may read and copy any document we furnish at the SEC’s public reference facilities and the website of the SEC referred to above.

$30,000,000

CNFinance Holdings Limited

Class A Ordinary Shares

PROSPECTUS

             , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our third amended and restated memorandum and articles of association provides for indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation (collectively “Losses”) incurred or sustained by him otherwise than by reason of his own dishonesty in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by him in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to our company or its affairs in any court whether in the Cayman Islands or elsewhere. Such Losses incurred in defending or investigating any such proceeding shall be paid by our company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the indemnified person to repay such amounts if it is ultimately determined by a non-appealable order of a court of competent jurisdiction that such indemnified person is not entitled to indemnification hereunder with respect thereto. However, our company will not indemnify our directors, officers, or persons controlling us for liabilities arising under the Securities Act, because it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits

The exhibit index attached hereto is incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Third Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 from our current report on Form 6-K furnished to the SEC on December 10, 2025)
4.1†	Registrant’s Specimen Certificate for Class A Ordinary Shares
4.2	Form of Amended and Restated Deposit Agreement (incorporated herein by reference to Exhibit 99(A) from registration statement on Form F-6 POS (File No. 333-266156) filed publicly with the SEC on April 3, 2024)
4.3	Form of Amendment No.1 to the Amended and Restated Deposit Agreement (incorporated herein by reference to Exhibit 99(A)(2) from registration statement on Form F-6 POS (File No. 333-266156) filed publicly with the SEC on August 18, 2025)
4.4	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)
5.1†	Opinion of Walkers (Hong Kong) regarding the validity of the Class A ordinary shares
8.1†	Opinion of Walkers (Hong Kong) regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
23.1†	Consent of HTL International, LLC, Independent Registered Public Accounting Firm
23.2†	Consent of Walkers (Hong Kong) (included in Exhibit 5.1)
23.3†	Consent of Global Law Office
24.1†	Power of Attorney (included in signature page of this registration statement)
107†	Calculation of Filing Fee Tables

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

†	Filed with this registration statement on Form F-3.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guangzhou, China, on February 11, 2026.

CNFinance Holdings Limited

By:	/s/ Bin Zhai
	Name:	Bin Zhai
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each of the undersigned officers and directors of CNFinance Holdings Limited hereby severally constitutes and appoints Bin Zhai, the true and lawful attorney with full power to him, to sign for the undersigned and in his name in the capacities indicated below, any and all amendments, including post-effective amendments to this Registration Statement and any related registration statements under Rule 462 under the Securities Act of 1933, as amended, and generally to do all such things in the undersigned’s name and behalf in such capacities to enable CNFinance Holdings Limited to comply with the applicable provisions of the Securities Act of 1933, as amended, and all rules and regulation thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bin Zhai	Chief Executive Officer and Director	February 11, 2026
Bin Zhai	(Principal Executive Officer)

/s/ Jing Li	Chief Financial Officer	February 11, 2026
Jing Li	(Principal Financial and Accounting Officer)

/s/ Jun Qian	Director	February 11, 2026
Jun Qian

/s/ Fengyong Gao	Director	February 11, 2026
Fengyong Gao

/s/ Lin Xu	Director	February 11, 2026
Lin Xu

/s/ Xi Wang	Director	February 11, 2026
Xi Wang

/s/ Ge Yang	Director	February 11, 2026
Ge Yang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of CNFinance Holdings Limited, has signed this registration statement or amendment thereto in New York, New York on February 11, 2026.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.